Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2024 Financial Results
Record Total Revenues of $1.535 billion Up 71% Y/Y
Record Enterprise Cloud Bookings
Fiscal 2024 Second Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$1,535	$1,509	$1,146	$1,128	$450	$446
+71.0%	+68.2%	+58.0%	+55.6%	+10.1%	+9.2%
Annual Recurring Revenues represent 75% of Total Revenues

•Record total revenues of $1.535 billion, up 71.0% Y/Y or up 68.2% in constant currency (CC)
•Annual Recurring Revenues (ARR) of $1.146 billion, up 58.0% Y/Y or up 55.6% in CC
•Cloud revenues of $450 million, up 10.1% Y/Y or up 9.2% in CC
•Record quarterly enterprise cloud bookings(1) of $236 million, up 62.8% Y/Y
•Operating cash flows of $351 million and free cash flows(2) of $305 million
•GAAP-based net income of $38 million
•Adjusted EBITDA(2) of $566 million, margin of 36.9%
•GAAP-based diluted earnings per share (EPS) of $0.14, Non-GAAP diluted EPS(2) of $1.24
•Announced definitive agreement to divest the Application Modernization and Connectivity (AMC) business to Rocket Software for $2.275 billion, net proceeds to reduce debt, applied to the Acquisition Term Loan and Term Loan B
Waterloo, ON, February 1, 2024 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the second quarter ended December 31, 2023.

“OpenText demonstrated remarkable performance in the second quarter achieving record total revenues of $1.535 billion, up 71% year-over-year,” said Mark J. Barrenechea, OpenText CEO & CTO. “Driven by increased cloud demand, we saw record quarterly enterprise cloud bookings of $236 million, up 63% year-over year, led by continued strong enterprise content, Micro Focus cloud contribution and customers beginning their AI journey. With continued strength in our enterprise cloud businesses and our new Aviator ™ AI products, we are raising our Cloud Booking outlook to 25% to 30% growth this year.”

Mr. Barrenechea further added: “In November 2023, we announced our intention to divest the AMC business. This divestiture positions us to focus on higher-growth opportunities within Information Management such as Cloud and AI and we remain on track to closing the transaction in the fourth quarter of Fiscal 2024, subject to regulatory approvals and customary closing conditions.”

“I am pleased with OpenText’s solid business execution in Q2,” said Madhu Ranganathan, OpenText EVP, CFO. “We delivered $566 million of adjusted EBITDA, up 66% year-over-year and free cash flows of $305 million, up 87% year-over-year. Our balance sheet and liquidity position remain strong with approximately $1 billion in cash as of December 31, 2023. We remain on track to grow Micro Focus organically and bring Micro Focus on to the OpenText operating model by the end of this fiscal year.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(2) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Q2 Fiscal 2024 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q2 FY'24	Q2 FY'23	$ Change	% Change	Q2 FY'24 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$450.1	$408.7	$41.4	10.1%	$446.1	9.2%
Customer support	695.8	316.5	379.3	119.8%	682.3	115.6%
Total annual recurring revenues**	$1,145.9	$725.2	$420.7	58.0%	$1,128.4	55.6%
License	289.2	108.0	181.3	167.9%	283.6	162.7%
Professional service and other	99.8	64.3	35.5	55.2%	97.3	51.3%
Total revenues	$1,534.9	$897.4	$637.4	71.0%	$1,509.3	68.2%
GAAP-based operating income	$253.9	$184.7	$69.2	37.5%	N/A	N/A
Non-GAAP-based operating income (1)	$532.9	$318.1	$214.8	67.5%	$517.0	62.5%
GAAP-based net income attributable to OpenText	$37.7	$258.5	($220.8)	(85.4)%	N/A	N/A
GAAP-based EPS, diluted	$0.14	$0.96	($0.82)	(85.4)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$1.24	$0.89	$0.35	39.3%	$1.20	34.8%
Adjusted EBITDA (1)	$566.3	$340.9	$225.3	66.1%	$549.7	61.2%
Operating cash flows	$350.7	$195.2	$155.5	79.7%	N/A	N/A
Free cash flows (1)	$305.4	$163.0	$142.5	87.4%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'24 YTD	FY'23 YTD	$ Change	% Change	FY'24 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$901.1	$813.3	$87.8	10.8%	$894.7	10.0%
Customer support	1,393.5	633.9	759.6	119.8%	1,370.8	116.3%
Total annual recurring revenues**	$2,294.6	$1,447.2	$847.4	58.6%	$2,265.4	56.5%
License	462.3	170.5	291.8	171.1%	454.2	166.4%
Professional service and other	203.5	131.8	71.7	54.4%	199.1	51.1%
Total revenues	$2,960.3	$1,749.5	$1,210.8	69.2%	$2,918.8	66.8%
GAAP-based operating income	$466.8	$331.0	$135.7	41.0%	N/A	N/A
Non-GAAP-based operating income (1)	$993.7	$599.0	$394.7	65.9%	$964.4	61.0%
GAAP-based net income attributable to OpenText	$118.6	$141.6	($23.0)	(16.2)%	N/A	N/A
GAAP-based EPS, diluted	$0.44	$0.52	($0.08)	(15.4)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.25	$1.66	$0.59	35.5%	$2.17	30.7%
Adjusted EBITDA (1)	$1,061.1	$645.0	$416.1	64.5%	$1,030.7	59.8%
Operating cash flows	$397.8	$327.1	$70.6	21.6%	N/A	N/A
Free cash flows (1)	$315.0	$258.6	$56.4	21.8%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on January 31, 2024, a cash dividend of $0.25 per common share. The record date for this dividend is March 1, 2024 and the payment date is March 20, 2024. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText announced the release of Cloud Editions 24.1 and its latest OpenText Aviator™ innovations
•OpenText announced divestment of its AMC business to Rocket Software for $2.275 billion
•Key customer wins in the quarter include: Beyond One (Virgin Mobile), BMW, Carl Zeiss, Coop Danmark, Edward Don & Company, F5 Networks, FedEx Express, Google, Harris County, Metropolitan Utilities District, Nakit, Openbaar Ministerie, Philips Healthcare, Preh GmbH, Turkcell and Zoho
•OpenText named a leader in Customer Communications Management and Communications Experience Platforms in the 2023 Aspire Leaderboard
•OpenText named a leader in the IDC MarketScape: Worldwide Multi-Enterprise Supply Chain Commerce Network 2023 Vendor Assessment

Summary of Quarterly Results
	Q2 FY'24	Q1 FY'24	Q2 FY'23	% Change (Q2 FY'24 vs Q1 FY'24)		% Change (Q2 FY'24 vs Q2 FY'23)
Revenue (millions)	$1,534.9	$1,425.4	$897.4	7.7%		71.0%
GAAP-based gross margin	73.6%	71.4%	70.8%	220	bps	280	bps
Non-GAAP-based gross margin (1)	78.6%	77.3%	76.0%	130	bps	260	bps
GAAP-based earnings (loss) per share, diluted	$0.14	$0.30	$0.96	(53.3)%		(85.4)%
Non-GAAP-based EPS, diluted (1)(2)	$1.24	$1.01	$0.89	22.8%		39.3%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website at https://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT). To join the call instantly, use this Call Me Link. Alternatively, dial 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. A live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at https://investors.opentext.com/events-and-presentations.

A replay of the call will be available beginning February 1, 2024 at 7:00 p.m. ET through 11:59 p.m. on February 15, 2024 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 0620 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth; future cloud booking growth and cloud demand; future organic growth initiatives and deployment of capital; intention to maintain a dividend program, including any targeted annualized dividend; organic growth of Micro Focus and timing to bring Micro Focus onto OpenText’s operating model; divestitures and their expected impact, including in connection with the proposed divestiture of the AMC business and the timing of closing thereof; future tax rates; new platform and product offerings and associated benefits to customers; continued strength in enterprise cloud businesses and our new OpenText Aviator™ AI products, including our AI strategy and vision; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: receipt of regulatory approvals and achievement of customary closing conditions for the AMC divestiture; all statements regarding the expected future financial position, results of operations, cash flows, dividends, future share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to integrate successfully Micro Focus’ operations and programs, including incurring unanticipated costs, delays or difficulties; our ability to successfully complete the proposed divestiture of the AMC business, risks related to the proposed divestiture and the impact of the divestiture on our remaining business; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2024 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2023	June 30, 2023
ASSETS	(unaudited)
Cash and cash equivalents	$1,003,134	$1,231,625
Accounts receivable trade, net of allowance for credit losses of $10,642 as of December 31, 2023 and $13,828 as of June 30, 2023	735,346	682,517
Contract assets	70,656	71,196
Income taxes recoverable	8,342	68,161
Prepaid expenses and other current assets	215,396	221,732
Assets held for sale	2,051,116	—
Total current assets	4,083,990	2,275,231
Property and equipment	352,570	356,904
Operating lease right of use assets	245,118	285,723
Long-term contract assets	45,427	64,553
Goodwill	7,604,409	8,662,603
Acquired intangible assets	2,773,220	4,080,879
Deferred tax assets	925,282	926,719
Other assets	318,783	342,318
Long-term income taxes recoverable	94,465	94,270
Total assets	$16,443,264	$17,089,200
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$948,921	$996,261
Current portion of long-term debt	45,850	320,850
Operating lease liabilities	86,868	91,425
Deferred revenues	1,535,322	1,721,781
Income taxes payable	119,400	89,297
Liabilities held for sale	222,814	—
Total current liabilities	2,959,175	3,219,614
Long-term liabilities:
Accrued liabilities	52,632	51,961
Pension liability, net	129,238	126,312
Long-term debt	8,474,599	8,562,096
Long-term operating lease liabilities	236,481	271,579
Long-term deferred revenues	170,273	217,771
Long-term income taxes payable	152,046	193,808
Deferred tax liabilities	238,473	423,955
Total long-term liabilities	9,453,742	9,847,482
Shareholders' equity:
Share capital and additional paid-in capital
271,854,655 and 270,902,571 Common Shares issued and outstanding at December 31, 2023 and June 30, 2023, respectively; authorized Common Shares: unlimited	2,261,856	2,176,947
Accumulated other comprehensive income (loss)	(83,499)	(53,559)
Retained earnings	2,029,643	2,048,984
Treasury stock, at cost (4,400,034 and 3,536,375 shares at December 31, 2023 and June 30, 2023, respectively)	(179,089)	(151,597)
Total OpenText shareholders' equity	4,028,911	4,020,775
Non-controlling interests	1,436	1,329
Total shareholders' equity	4,030,347	4,022,104
Total liabilities and shareholders' equity	$16,443,264	$17,089,200

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Cloud services and subscriptions	$450,091	$408,674	$901,105	$813,325
Customer support	695,762	316,508	1,393,475	633,859
License	289,238	107,960	462,264	170,508
Professional service and other	99,777	64,298	203,453	131,784
Total revenues	1,534,868	897,440	2,960,297	1,749,476
Cost of revenues:
Cloud services and subscriptions	180,148	134,314	351,560	266,113
Customer support	73,374	28,589	148,388	55,943
License	5,983	3,863	9,822	6,621
Professional service and other	75,459	54,064	155,381	107,864
Amortization of acquired technology-based intangible assets	70,784	40,863	147,608	83,500
Total cost of revenues	405,748	261,693	812,759	520,041
Gross profit	1,129,120	635,747	2,147,538	1,229,435
Operating expenses:
Research and development	220,220	109,700	454,657	219,898
Sales and marketing	280,263	177,171	552,064	344,341
General and administrative	173,264	77,603	304,475	155,677
Depreciation	33,415	22,858	67,506	46,032
Amortization of acquired customer-based intangible assets	113,925	53,446	234,117	107,884
Special charges (recoveries)	54,166	10,306	67,960	24,587
Total operating expenses	875,253	451,084	1,680,779	898,419
Income from operations	253,867	184,663	466,759	331,016
Other income (expense), net	(68,784)	163,349	(48,614)	(25,882)
Interest and other related expense, net	(139,292)	(38,715)	(281,056)	(79,097)
Income before income taxes	45,791	309,297	137,089	226,037
Provision for income taxes	8,054	50,774	18,406	84,399
Net income for the period	$37,737	$258,523	$118,683	$141,638
Net (income) attributable to non-controlling interests	(62)	(37)	(107)	(81)
Net income attributable to OpenText	$37,675	$258,486	$118,576	$141,557
Earnings per share—basic attributable to OpenText	$0.14	$0.96	$0.44	$0.52
Earnings per share—diluted attributable to OpenText	$0.14	$0.96	$0.44	$0.52
Weighted average number of Common Shares outstanding—basic (in '000's)	271,568	270,189	271,373	269,997
Weighted average number of Common Shares outstanding—diluted (in '000's)	272,141	270,189	272,019	270,009

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net income for the period	$37,737	$258,523	$118,683	$141,638
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(15,796)	39,419	(30,379)	3,053
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	1,522	959	(319)	(2,381)
(Gain) loss reclassified into net income - net of tax (2)	328	1,101	337	1,689
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	450	—	229	—
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	(91)	32	(110)	4,196
Amortization of actuarial (gain) loss into net income - net of tax (5)	113	37	302	74
Total other comprehensive income (loss) net	(13,474)	41,548	(29,940)	6,631
Total comprehensive income	24,263	300,071	88,743	148,269
Comprehensive income attributable to non-controlling interests	(62)	(37)	(107)	(81)
Total comprehensive income attributable to OpenText	$24,201	$300,034	$88,636	$148,188
______________________________
(1)Net of tax expense (recovery) of $549 and $347 for the three months ended December 31, 2023 and 2022, respectively; $(115) and $(859) for the six months ended December 31, 2023 and 2022, respectively.
(2)Net of tax expense (recovery) of $118 and $397 for the three months ended December 31, 2023 and 2022, respectively; $121 and $609 for the six months ended December 31, 2023 and 2022, respectively.
(3)Net of tax expense (recovery) of ($119) and $— for the three months ended December 31, 2023 and 2022, respectively; ($60) and $— for the six months ended December 31, 2023 and 2022, respectively.
(4)Net of tax expense (recovery) of $91 and $106 for the three months ended December 31, 2023 and 2022, respectively; $110 and $1,210 for the six months ended December 31, 2023 and 2022, respectively.
(5)Net of tax expense (recovery) of $50 and $25 for the three months ended December 31, 2023 and 2022, respectively; $125 and $51 for the six months ended December 31, 2023 and 2022, respectively.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended December 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2023	271,228	$2,216,921	(4,753)	$(196,119)	$2,062,107	$(70,025)	$1,374	$4,014,258
Issuance of Common Shares
Under employee stock option plans	340	11,111	—	—	—	—	—	11,111
Under employee stock purchase plans	287	8,370	—	—	—	—	—	8,370
Share-based compensation	—	39,993	—	—	—	—	—	39,993
Issuance of treasury stock	—	(14,539)	353	17,030	(2,491)	—	—	—
Dividends declared ($0.25 per Common Share)	—	—	—	—	(67,648)	—	—	(67,648)
Other comprehensive income (loss) - net	—	—	—	—	—	(13,474)	—	(13,474)
Net income (loss) for the period	—	—	—	—	37,675	—	62	37,737
Balance as of December 31, 2023	271,855	$2,261,856	(4,400)	$(179,089)	$2,029,643	$(83,499)	$1,436	$4,030,347

	Three Months Ended December 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2022	269,881	$2,067,881	(3,586)	$(154,792)	$1,978,442	$(42,576)	$1,186	$3,850,141
Issuance of Common Shares
Under employee stock purchase plans	354	8,042	—	—	—	—	—	8,042
Share-based compensation	—	28,822	—	—	—	—	—	28,822
Issuance of treasury stock	—	(12,666)	291	12,666	—	—	—	—
Dividends declared ($0.24299 per Common Share)	—	—	—	—	(65,692)	—	—	(65,692)
Other comprehensive income (loss) - net	—	—	—	—	—	41,548	—	41,548
Net income for the period	—	—	—	—	258,486	—	37	258,523
Balance as of December 31, 2022	270,235	$2,092,079	(3,295)	$(142,126)	$2,171,236	$(1,028)	$1,223	$4,121,384

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Six Months Ended December 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	425	14,003	—	—	—	—	—	14,003
Under employee stock purchase plans	527	17,011	—	—	—	—	—	17,011
Share-based compensation	—	76,997	—	—	—	—	—	76,997
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(23,102)	536	25,593	(2,491)	—	—	—
Dividends declared ($0.50 per Common Share)	—	—	—	—	(135,426)	—	—	(135,426)
Other comprehensive income (loss) - net	—	—	—	—	—	(29,940)	—	(29,940)
Net income for the period	—	—	—	—	118,576	—	107	118,683
Balance as of December 31, 2023	271,855	$2,261,856	(4,400)	$(179,089)	$2,029,643	$(83,499)	$1,436	$4,030,347

	Six Months Ended December 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	72	1,994	—	—	—	—	—	1,994
Under employee stock purchase plans	640	17,221	—	—	—	—	—	17,221
Share-based compensation	—	52,030	—	—	—	—	—	52,030
Issuance of treasury stock	—	(17,840)	411	17,840	—	—	—	—
Dividends declared ($0.48598 per Common Share)	—	—	—	—	(130,390)	—	—	(130,390)
Other comprehensive income (loss) - net	—	—	—	—	—	6,631	—	6,631
Net income for the period	—	—	—	—	141,557	—	81	141,638
Balance as of December 31, 2022	270,235	$2,092,079	(3,295)	$(142,126)	$2,171,236	$(1,028)	$1,223	$4,121,384

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income for the period	$37,737	$258,523	$118,683	$141,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	218,124	117,167	449,231	237,416
Share-based compensation expense	40,175	28,822	77,270	52,030
Pension expense	3,212	2,057	6,383	3,444
Amortization of debt discount and issuance costs	7,325	1,686	12,821	3,166
Write off of right of use assets	6,248	948	10,963	3,775
Loss on extinguishment of debt	—	8,131	—	8,131
Loss on sale and write down of property and equipment	1,419	121	1,877	121
Deferred taxes	(88,400)	(26,135)	(177,030)	(46,802)
Share in net loss of equity investees	8,482	289	18,178	6,823
Changes in financial instruments	38,117	(171,607)	20,222	9,854
Changes in operating assets and liabilities:
Accounts receivable	(91,589)	(86,091)	(60,285)	(26,597)
Contract assets	(24,061)	(9,400)	(46,627)	(18,454)
Prepaid expenses and other current assets	(15,337)	(131)	3,989	(3,065)
Income taxes	29,136	28,406	58,733	44,240
Accounts payable and accrued liabilities	76,058	36,143	(48,156)	8,964
Deferred revenue	107,974	24,646	(42,502)	(29,133)
Other assets	1,114	(12,957)	5,218	(60,706)
Operating lease assets and liabilities, net	(5,081)	(5,448)	(11,194)	(7,716)
Net cash provided by operating activities	350,653	195,170	397,774	327,129
Cash flows from investing activities:
Additions of property and equipment	(45,240)	(32,215)	(82,779)	(68,539)
Micro Focus acquisition	—	—	(9,272)	—
Proceeds from net investment hedge derivative contracts	—	—	1,966	—
Other investing activities	(1,229)	(873)	(6,783)	(873)
Net cash used in investing activities	(46,469)	(33,088)	(96,868)	(69,412)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	17,804	5,736	29,257	15,773
Proceeds from long-term debt and Revolver	—	1,000,000	—	1,000,000
Repayment of long-term debt and Revolver	(186,463)	(2,500)	(372,926)	(5,000)
Debt issuance costs	(831)	(11,650)	(2,792)	(11,650)
Purchase of treasury stock	—	—	(53,085)	—
Payments of dividends to shareholders	(66,414)	(64,864)	(133,379)	(129,562)
Net cash provided by (used in) financing activities	(235,904)	926,722	(532,925)	869,561
Foreign exchange gain (loss) on cash held in foreign currencies	15,042	27,831	3,539	(271)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	83,322	1,116,635	(228,480)	1,127,007
Cash, cash equivalents and restricted cash at beginning of the period	922,150	1,706,283	1,233,952	1,695,911
Cash, cash equivalents and restricted cash at end of the period	$1,005,472	$2,822,918	$1,005,472	$2,822,918

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	December 31, 2023	December 31, 2022
Cash and cash equivalents	$1,003,134	$2,820,927
Restricted cash (1)	2,338	1,991
Total cash, cash equivalents and restricted cash	$1,005,472	$2,822,918

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its Consolidated Financial Statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its Consolidated Financial Statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'24 targets and F’26 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2023 (In thousands, except for per share data)
	Three Months Ended December 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$180,148		$(3,609)	(1)	$176,539
Customer support	73,374		(1,128)	(1)	72,246
Professional service and other	75,459		(1,756)	(1)	73,703
Amortization of acquired technology-based intangible assets	70,784		(70,784)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,129,120	73.6%	77,277	(3)	1,206,397	78.6%
Operating expenses
Research and development	220,220		(12,767)	(1)	207,453
Sales and marketing	280,263		(13,227)	(1)	267,036
General and administrative	173,264		(7,688)	(1)	165,576
Amortization of acquired customer-based intangible assets	113,925		(113,925)	(2)	—
Special charges (recoveries)	54,166		(54,166)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	253,867		279,050	(5)	532,917
Other income (expense), net	(68,784)		68,784	(6)	—
Provision for income taxes	8,054		47,054	(7)	55,108
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	37,675		300,780	(8)	338,455
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.14		$1.10	(8)	$1.24

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 18% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended December 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$37,675	$0.14
Add (deduct):
Amortization	184,709	0.68
Share-based compensation	40,175	0.15
Special charges (recoveries)	54,166	0.20
Other (income) expense, net	68,784	0.24
GAAP-based provision for income taxes	8,054	0.03
Non-GAAP-based provision for income taxes	(55,108)	(0.20)
Non-GAAP-based net income, attributable to OpenText	$338,455	$1.24
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2023
GAAP-based net income, attributable to OpenText	$37,675
Add:
Provision for income taxes	8,054
Interest and other related expense, net	139,292
Amortization of acquired technology-based intangible assets	70,784
Amortization of acquired customer-based intangible assets	113,925
Depreciation	33,415
Share-based compensation	40,175
Special charges (recoveries)	54,166
Other (income) expense, net	68,784
Adjusted EBITDA	$566,270

GAAP-based net income margin	2.5%
Adjusted EBITDA margin	36.9%
Reconciliation of Free cash flows

Three Months Ended December 31, 2023
GAAP-based cash flows provided by operating activities	$350,653
Add:
Capital expenditures (1)	(45,240)
Free cash flows	$305,413

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2023 (In thousands, except for per share data)
	Six Months Ended December 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$351,560		$(6,600)	(1)	$344,960
Customer support	148,388		(2,186)	(1)	146,202
Professional service and other	155,381		(3,638)	(1)	151,743
Amortization of acquired technology-based intangible assets	147,608		(147,608)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,147,538	72.5%	160,032	(3)	2,307,570	78.0%
Operating expenses
Research and development	454,657		(24,501)	(1)	430,156
Sales and marketing	552,064		(25,034)	(1)	527,030
General and administrative	304,475		(15,311)	(1)	289,164
Amortization of acquired customer-based intangible assets	234,117		(234,117)	(2)	—
Special charges (recoveries)	67,960		(67,960)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	466,759		526,955	(5)	993,714
Other income (expense), net	(48,614)		48,614	(6)	—
Provision for income taxes	18,406		81,367	(7)	99,773
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	118,576		494,202	(8)	612,778
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.44		$1.81	(8)	$2.25

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 13% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$118,576	$0.44
Add (deduct):
Amortization	381,725	1.40
Share-based compensation	77,270	0.29
Special charges (recoveries)	67,960	0.25
Other (income) expense, net	48,614	0.16
GAAP-based provision for income taxes	18,406	0.07
Non-GAAP-based provision for income taxes	(99,773)	(0.36)
Non-GAAP-based net income, attributable to OpenText	$612,778	$2.25
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2023
GAAP-based net income, attributable to OpenText	$118,576
Add:
Provision for income taxes	18,406
Interest and other related expense, net	281,056
Amortization of acquired technology-based intangible assets	147,608
Amortization of acquired customer-based intangible assets	234,117
Depreciation	67,506
Share-based compensation	77,270
Special charges (recoveries)	67,960
Other (income) expense, net	48,614
Adjusted EBITDA	$1,061,113

GAAP-based net income margin	4.0%
Adjusted EBITDA margin	35.8%
Reconciliation of Free cash flows

Six Months Ended December 31, 2023
GAAP-based cash flows provided by operating activities	$397,774
Add:
Capital expenditures (1)	(82,779)
Free cash flows	$314,995

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2023 (In thousands, except for per share data)
	Three Months Ended September 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$171,412		$(2,991)	(1)	$168,421
Customer support	75,014		(1,058)	(1)	73,956
Professional service and other	79,922		(1,882)	(1)	78,040
Amortization of acquired technology-based intangible assets	76,824		(76,824)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,018,418	71.4%	82,755	(3)	1,101,173	77.3%
Operating expenses
Research and development	234,437		(11,734)	(1)	222,703
Sales and marketing	271,801		(11,807)	(1)	259,994
General and administrative	131,211		(7,623)	(1)	123,588
Amortization of acquired customer-based intangible assets	120,192		(120,192)	(2)	—
Special charges (recoveries)	13,794		(13,794)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	212,892		247,905	(5)	460,797
Other income (expense), net	20,170		(20,170)	(6)	—
Provision for income taxes	10,352		34,313	(7)	44,665
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	80,901		193,422	(8)	274,323
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.30		$0.71	(8)	$1.01

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 11% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$80,901	$0.30
Add (deduct):
Amortization	197,016	0.72
Share-based compensation	37,095	0.14
Special charges (recoveries)	13,794	0.05
Other (income) expense, net	(20,170)	(0.08)
GAAP-based provision for income taxes	10,352	0.04
Non-GAAP-based provision for income taxes	(44,665)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$274,323	$1.01
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2023
GAAP-based net income, attributable to OpenText	$80,901
Add (deduct):
Provision for income taxes	10,352
Interest and other related expense, net	141,764
Amortization of acquired technology-based intangible assets	76,824
Amortization of acquired customer-based intangible assets	120,192
Depreciation	34,091
Share-based compensation	37,095
Special charges (recoveries)	13,794
Other (income) expense, net	(20,170)
Adjusted EBITDA	$494,843

GAAP-based net income margin	5.7%
Adjusted EBITDA margin	34.7%
Reconciliation of Free cash flows

Three Months Ended September 30, 2023
GAAP-based cash flows provided by operating activities	$47,121
Add:
Capital expenditures (1)	(37,539)
Free cash flows	$9,582

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2022 (In thousands, except for per share data)
	Three Months Ended December 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$134,314		$(2,812)	(1)	$131,502
Customer support	28,589		(690)	(1)	27,899
Professional service and other	54,064		(1,763)	(1)	52,301
Amortization of acquired technology-based intangible assets	40,863		(40,863)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	635,747	70.8%	46,128	(3)	681,875	76.0%
Operating expenses
Research and development	109,700		(7,826)	(1)	101,874
Sales and marketing	177,171		(9,437)	(1)	167,734
General and administrative	77,603		(6,294)	(1)	71,309
Amortization of acquired customer-based intangible assets	53,446		(53,446)	(2)	—
Special charges (recoveries)	10,306		(10,306)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	184,663		133,437	(5)	318,100
Other income (expense), net	163,349		(163,349)	(6)	—
Provision for income taxes	50,774		(11,660)	(7)	39,114
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	258,486		(18,252)	(8)	240,234
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.96		$(0.07)	(8)	$0.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 16% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$258,486	$0.96
Add (deduct):
Amortization	94,309	0.35
Share-based compensation	28,822	0.10
Special charges (recoveries)	10,306	0.04
Other (income) expense, net	(163,349)	(0.60)
GAAP-based provision for income taxes	50,774	0.19
Non-GAAP-based provision for income taxes	(39,114)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$240,234	$0.89

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2022
GAAP-based net income, attributable to OpenText	$258,486
Add (deduct):
Provision for income taxes	50,774
Interest and other related expense, net	38,715
Amortization of acquired technology-based intangible assets	40,863
Amortization of acquired customer-based intangible assets	53,446
Depreciation	22,858
Share-based compensation	28,822
Special charges (recoveries)	10,306
Other (income) expense, net	(163,349)
Adjusted EBITDA	$340,921

GAAP-based net income margin	28.8%
Adjusted EBITDA margin	38.0%

Reconciliation of Free cash flows

Three Months Ended December 31, 2022
GAAP-based cash flows provided by operating activities	$195,170
Add:
Capital expenditures (1)	(32,215)
Free cash flows	$162,955

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2022 (In thousands, except for per share data)
	Six Months Ended December 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$266,113		$(4,845)	(1)	$261,268
Customer support	55,943		(1,257)	(1)	54,686
Professional service and other	107,864		(3,288)	(1)	104,576
Amortization of acquired technology-based intangible assets	83,500		(83,500)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,229,435	70.3%	92,890	(3)	1,322,325	75.6%
Operating expenses
Research and development	219,898		(14,680)	(1)	205,218
Sales and marketing	344,341		(16,296)	(1)	328,045
General and administrative	155,677		(11,664)	(1)	144,013
Amortization of acquired customer-based intangible assets	107,884		(107,884)	(2)	—
Special charges (recoveries)	24,587		(24,587)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	331,016		268,001	(5)	599,017
Other income (expense), net	(25,882)		25,882	(6)	—
Provision for income taxes	84,399		(11,610)	(7)	72,789
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	141,557		305,493	(8)	447,050
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.52		$1.14	(8)	$1.66

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 37% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$141,557	$0.52
Add (deduct):
Amortization	191,384	0.71
Share-based compensation	52,030	0.19
Special charges (recoveries)	24,587	0.09
Other (income) expense, net	25,882	0.10
GAAP-based provision for income taxes	84,399	0.31
Non-GAAP-based provision for income taxes	(72,789)	(0.26)
Non-GAAP-based net income, attributable to OpenText	$447,050	$1.66

Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2022
GAAP-based net income, attributable to OpenText	$141,557
Add:
Provision for income taxes	84,399
Interest and other related expense, net	79,097
Amortization of acquired technology-based intangible assets	83,500
Amortization of acquired customer-based intangible assets	107,884
Depreciation	46,032
Share-based compensation	52,030
Special charges (recoveries)	24,587
Other (income) expense, net	25,882
Adjusted EBITDA	$644,968

GAAP-based net income margin	8.1%
Adjusted EBITDA margin	36.9%
Reconciliation of Free cash flows

Six Months Ended December 31, 2022
GAAP-based cash flows provided by operating activities	$327,129
Add:
Capital expenditures (1)	(68,539)
Free cash flows	$258,590

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2023 and 2022:

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	12%	19%	12%
GBP	4%	7%	4%	5%
CAD	3%	9%	3%	13%
USD	59%	51%	65%	55%
Other	11%	21%	9%	15%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2023		Six Months Ended December 31, 2022
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	22%	11%	20%	11%
GBP	5%	8%	4%	5%
CAD	3%	10%	3%	14%
USD	59%	51%	65%	55%
Other	11%	20%	8%	15%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).